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                                                                     EXHIBIT 5.1



                  [GRAY CARY WARE FREIDENRICH LLP LETTERHEAD]




                                                    Our File No.: 1030935-903900


December 20, 1999


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

        RE: CALICO COMMERCE, INC. REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

        This opinion is furnished to you in connection with the filing of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 1,430,151 shares of Common Stock, par value $0.001 per share (the "Common Stock"), of the Company.

        We have acted as counsel for the Company in connection with the issuance of such shares of Common Stock pursuant to the Agreement and Plan of Merger, dated as of November 19, 1999 by and among the Company, Calico Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, and ConnectInc.com, Co., a Delaware corporation. We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

        Based on such examination, we are of the opinion that the shares of Common Stock to be issued by the Company pursuant to this Registration Statement are validly authorized by the Company, and that such shares of Common Stock of the Company, when issued in accordance with the terms of the Merger Agreement, will be legally issued, fully paid, and nonassessable.

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December 20, 1999
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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of our name wherever it appears in said Registration Statement.

     This opinion is to be used only in connection with the issuance of the Common Stock while the Registration Statement is in effect.

Very truly yours,



GRAY CARY WARE & FREIDENRICH LLP